UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2022

DIME COMMUNITY BANCSHARES, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

898 Veterans Memorial Highway, Suite 560
Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DCOM	The Nasdaq Stock Market, LLC
Preferred Stock, Series A, $0.01 Par Value	DCOMP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01      Other Events

On May 26, 2022, the Board of Directors of Dime Community Bancshares, Inc. (the “Registrant”) authorized a stock repurchase program pursuant to which the Registrant may repurchase up to 1,948,314 shares, or 5.0% of the Registrant’s outstanding common stock as of May 25, 2022, upon completion of its existing previously authorized stock repurchase program (74,571 shares remain eligible for repurchase under the existing stock repurchase plan). The repurchase program permits shares to be repurchased through open market purchases, privately negotiated stock repurchases and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Registrant and its stockholders. The stock repurchase program does not obligate the Registrant to purchase any particular number of shares, and there is no guarantee as to the exact number of shares to be repurchased by the Registrant.

A copy of the press release, dated May 26, 2022, announcing the stock repurchase program is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of the Registrant, dated May 26, 2022, announcing the Registrant’s stock repurchase program.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dime Community Bancshares, Inc. (Registrant)

DATE: May 26, 2022	/s/ PATRICIA M. SCHAUBECK
Patricia M. Schaubeck
Executive Vice President & General Counsel